UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2002
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Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-5224

Not Applicable
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(Former name or former address, if changed since last report)

Item 5.   Other Events

On February 22, 2002, Standard & Poor's revised its outlook on CA to negative from stable.

This filing contains "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company's business model; risks associated with changes in the way in which the company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov. CA assumes no obligation to update the information contained herein, except to the extent otherwise provided in the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: February 25, 2002	By:	/s/ Ira Zar
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Ira Zar
Executive Vice President and
Chief Financial Officer